Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and “Auditors” and to the use of our reports dated April 24, 2013 with respect to the financial statements of Pattern Energy Group Inc. and Pattern Energy Predecessor in the Registration Statement (Form S-1) and related Prospectus of Pattern Energy Group Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

September 9, 2013